As filed with the Securities and Exchange Commission on March 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iPass Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State of Incorporation)	(I.R.S. Employer Identification No.)

3800 Bridge Parkway

Redwood Shores, CA 94065

(650) 232-4100

(Address of Principal Executive Offices, including Zip Code)

2003 Equity Incentive Plan

2003 Non-Employee Directors Plan

2003 Employee Stock Purchase Plan

(Full title of the plans)

Evan L. Kaplan

President and Chief Executive Officer

iPass Inc.

3800 Bridge Parkway

Redwood Shores, CA 94065

(650) 232-4100

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.	William P. Garvey
Cooley LLP	Vice President and General Counsel
Five Palo Alto Square	iPass Inc.
3000 El Camino Real	3800 Bridge Parkway
Palo Alto, CA 94306-2155	Redwood Shores, CA 94065
(650) 843-5000	(650) 232-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	7,949,469 shares	(2)	$11,569,079	$1,344

(1)	This represents an increase in the number of shares of common stock of the registrant reserved for issuance under the plans pursuant to an evergreen provision contained therein, consisting of: 6,207,892 shares issuable pursuant to the 2003 Equity Incentive Plan; 500,000 shares issuable pursuant to the 2003 Non-Employee Directors Plan; and 1, 241,577 shares issuable pursuant to the 2003 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on (a) the average of the high and low prices of the Registrant’s Common Stock on March 1, 2011, as reported on the Nasdaq Global Select Market (pursuant to Rule 457(c) under the Act), and (b) the weighted average exercise price of the options with respect to options currently outstanding.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2003 Equity Incentive Plan	6,207,892	$1.46	$9,063,523

Shares reserved for future grant under the 2003 Non-Employee Directors Plan	214,246	$1.46	$312,800
Shares reserved for future grant pursuant to currently outstanding options under the 2003 Non-Employee Directors Plan	285,754	$1.33	$380,053

Shares reserved for future grant under the 2003 Employee Stock Purchase Plan	1,241,577	$1.46	$1,812,703

Proposed Maximum Offering Price			$11,569,079

EXPLANATORY NOTE

This Registration Statement on S-8 is being filed for the purpose of registering an additional 7,949,469 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s equity incentive plans pursuant to an evergreen provision contained therein, as follows: : 6,207,892 shares issuable pursuant to the 2003 Equity Incentive Plan; 500,000 shares issuable pursuant to the 2003 Non-Employee Directors Plan; and 1,241,577 shares issuable pursuant to the 2003 Employee Stock Purchase Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2003 (File No. 333-107315), August 17, 2004 (File No. 333-118295), December 1, 2005 (File No. 333-130064) and March 25, 2010 (File No. 333-165683) , each of which relates to the Registrant’s 2003 Equity Incentive Plan, 2003 Non-Employee Directors Plan, and 2003 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this registration statement:

(1)	our Annual Report on Form 10-K for our year ended December 31, 2010, filed with the Commission on March 3, 2011;

(2)	our Current Report on Form 8-K filed with the Commission on January 12, 2011;

(3)	our Current Report on Form 8-K filed with the Commission on February 25, 2011;

(4)	the description of our common stock included in our Registration Statement on Form S-1 filed with the Commission on January 24, 2003 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, including any amendments or reports we file for the purpose of updating that description.

All other reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our restated certificate of incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that a director will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, but will continue to be subject to liability for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. Our restated certificate of incorporation does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and our bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of our directors and executive officers for fees, expenses, judgments, damages, fines, and settlement amounts incurred by any of these persons in any action or proceeding to which any of these persons is, or is threatened to be, made a party by reason of the person’s service as a director or executive officer, including any action by us, arising out of that person’s services as our director or executive officer or that person’s services provided to any other company or enterprise at our request. We believe that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)

4.3	Certificate of Change to Certificate of Incorporation. (3)

4.4	Amended and Restated Bylaws.(4)

4.5	Specimen stock certificate.(5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Equity Incentive Plan (6)

99.2	2003 Non-Employee Directors Plan (6)

99.3	2003 Employee Stock Purchase Plan (5)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (Commission No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (Commission No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.
(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.

(4)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 000-50327), filed with the Commission on August 29, 2010, and incorporated by reference herein.
(5)	Filed as the like-described Exhibit to our Registration Statement on Form S-1 (Commission No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.
(6)	Filed as an appendix to iPass’ Definitive Proxy Statement (Commission No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on March 3, 2011.

IPASS INC.

By:	/s/ Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan L. Kaplan, Steven H. Gatoff and William P. Garvey, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan L. Kaplan Evan L. Kaplan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2011

/s/ Steven H. Gatoff Steven H. Gatoff	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2011

/s/ John D. Beletic John D. Beletic	Director	March 3, 2011

/s/ Peter Clapman Peter Clapman	Director	March 3, 2011

/s/ Gary A. Griffiths Gary Griffiths	Director	March 3, 2011

/s/ Robert J. Majteles Robert J. Majteles	Director	March 3, 2011

/s/ Samuel L. Schwerin Samuel L. Schwerin	Director	March 3, 2011

/s/ Allan R. Spies Allan R. Spies	Director	March 3, 2011

/s/ Kenneth H. Traub Kenneth H. Traub	Director	March 3, 2011

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)

4.3	Certificate of Change to Certificate of Incorporation. (3)

4.4	Amended and Restated Bylaws.(4)

4.5	Specimen stock certificate.(5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2003 Equity Incentive Plan (6)

99.2	2003 Non-Employee Directors Plan (6)

99.3	2003 Employee Stock Purchase Plan (5)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (Commission No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (Commission No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.
(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (Commission No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.
(4)	Filed as Exhibit 3.1 to our Quarterly Report on Form 8-K (Commission No. 000-50327), filed with the Commission on August 29, 2010, and incorporated by reference herein.
(5)	Filed as the like-described Exhibit to our Registration Statement on Form S-1 (Commission No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.
(6)	Filed as an appendix to iPass’ Definitive Proxy Statement (Commission No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.